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                                                                Exhibit 10(xiii)
                                    FORM OF
                           INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is made by and between BRASS EAGLE INC. (the "Company") and
E. Lynn Scott ("Scott") as of ___________, 1997.

     WHEREAS, Scott is currently an officer and an employee of the Company and the holder of shares of the Company's Preferred Stock (the "Preferred Stock"); and

     WHEREAS, as the result of the Company's recent recapitalization the Company is no longer authorized to issue Preferred Stock and Scott's shares of Preferred Stock have been canceled (the "Recapitalization"); and

     WHEREAS, the Company desires to indemnify Scott and hold him harmless from any adverse income tax consequences arising from or attributable to the cancellation of the Preferred Stock.

     NOW THEREFORE, in consideration of the services rendered, and to be rendered, by Scott to and on behalf of the Company, the Company agrees as follows:

     1. The Company shall indemnify and hold Scott harmless from any adverse income tax consequences arising from or attributable to the cancellation of the shares of Preferred Stock in connection with the Recapitalization including any attorney's fees associated with any protest or other challenge contemplated by paragraph 3 hereof (the "Indemnification").

     2. The Indemnification shall be accomplished on an after-tax basis as to Scott.

     3. Scott and the Company agree to cooperate in protesting or challenging any assessment or other proposal by any taxing authority to impose any tax liability arising from or attributable to the cancellation of the Preferred Stock in connection with the Recapitalization; provided, however, that the Company reserves the right to require Scott to abandon any such protest or other challenge, subject to the Company's Indemnification obligation.

     4. Scott shall promptly notify the Company of any proposed assessment or other attempt by any taxing authority to impose any tax liability on Scott which is subject to the Company's Indemnification obligation.

     5. This Agreement shall be binding on the Company's successors and assigns and shall inure to the benefit of Scott's heirs and assigns.

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, and Scott have entered into this Agreement as of the day first written.

                                            BRASS EAGLE INC.

                                            By:
                                               ---------------------------

                                            Title:
                                                  ------------------------


                                            ------------------------------
                                                    E. Lynn Scott